SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): September 15, 2004

ASHFORD HOSPITALITY TRUST, INC.

(Exact name of registrant as specified in its charter)

MARYLAND	001-31775	86-1062192
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

14185 Dallas Parkway, Suite 1100 Dallas, Texas (Address of principal executive offices)	75254 (Zip code)

Registrant’s telephone number, including area code: (972) 490-9600

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURE
Underwriting Agreement
Articles Supplementary
Stock Certificate - 8.55% Series A Cumulative Preferred Stock
Opinion of Hogan & Hartson

Item 8.01. Other Events.

     Reference is hereby made to the registration statement of Ashford Hospitality Trust, Inc. (the “Company”) on Form S-3 (File No. 333-114283) which became effective as of September 2, 2004 (as amended, the “Registration Statement”), pursuant to which the Company registered the sale of up to $350,000,000 in debt and equity securities, for sale in accordance with the provisions of the Securities Act of 1933, as amended. Reference is also hereby made to the prospectus and the related prospectus supplement, which was filed with the Commission pursuant to Rule 424(b)(5) on September 15, 2004, with respect to the Company’s Series A Preferred Stock.

     On September 15, 2004, the Company entered into an Underwriting Agreement with Wachovia Capital Markets, LLC and Friedman, Billings, Ramsey & Co. Inc., as representatives of the underwriters listed in Schedule I thereto (the “Underwriters”) in connection with an underwritten public offering (the “Offering”) by the Company of up to 2,000,000 shares (along with 300,000 shares to cover the Underwriters’ over-allotment option) (the “Shares”) of 8.55% Series A Cumulative Preferred Stock with a liquidation preference of $25.00 per share, par value $.01 per share. The sale of the Shares will result in gross aggregate proceeds after the Underwriters’ discount to the Company of approximately $55,688,750 (based on full exercise of the Underwriters’ over-allotment option and the issuance of 2,300,000 shares).

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits

Exhibit No.	Description
1.3.1	Underwriting Agreement, dated September 15, 2004, by and among Ashford OP General Partner, LLC, Ashford Hospitality Limited Partnership, Wachovia Capital Markets, LLC, and the several underwriters listed thereto.

4.4	Articles Supplementary designating the Company’s 8.55% Series A Cumulative Preferred Stock, liquidation preference $25.00 per share, par value $.01 per share.

4.4.1	Form of stock certificate evidencing the 8.55% Series A Cumulative Preferred Stock, liquidation preference $25.00 per share, par value $.01 per share.

5.2	Opinion of Hogan & Hartson with respect to the legality of the preferred shares being issued, dated as of September 21, 2004.

1

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 21, 2004

ASHFORD HOSPITALITY TRUST, INC.

By:	/s/ DAVID A. BROOKS
David A. Brooks
Chief Legal Officer